Exhibit 99.1

Contact:	Tricia Richardson Novavax, Inc. 240-268-2031
Novavax Enters Into Estrasorb® Asset Sale and Supply Agreements with Graceway Pharmaceuticals, LLC
ROCKVILLE, MD (February 19, 2008) — Novavax, Inc. (NASDAQ: NVAX) Novavax, Inc. has entered into a sale of all of its assets related to Estrasorb® in North America and a supply agreement for the product with Graceway Pharmaceuticals, LLCTM (“Graceway”). Estrasorb is indicated for the treatment of moderate to severe vasomotor symptoms associated with menopause. Novavax will retain the rights to commercialize Estrasorb in other parts of the world.
In a separate but related transaction, Graceway has also purchased from Allergan, Inc. any tangible and intangible assets related to the product. Simultaneous with the transaction between Novavax and Graceway, Allergan has terminated all of its previously licensed rights to commercialize the product. Following the transaction, Allergan will have no continuing role with the product.
The agreements between Novavax and Graceway provide for the sale of the patent associated with the product, the sale of other intellectual properties and assets, and the sale of all production equipment related to Estrasorb. Graceway granted back to Novavax a royalty-free license to the micellar nanoparticle technology for application in certain fields unrelated to Estrasorb. Under the supply agreement, Novavax will manufacture additional finished goods of Estrasorb with final delivery of the new inventory expected by mid-2008. Graceway will pay a preset transfer price per unit of Estrasorb for this supply of the product. Novavax will exit its Philadelphia manufacturing location upon completion of its delivery obligations to Graceway. The asset sale and ongoing production of Estrasorb will generate for Novavax only a modest profit related to this transaction in 2008. However, the transaction is expected to generate in excess of $2 million of favorable cash flow in 2008 due to non-cash charges against earnings.
Commenting on these agreements, Rahul Singhvi, President and CEO of Novavax said “Today’s transaction with Graceway will generate cash for Novavax and will further focus the Company on its core vaccine business.”
ABOUT NOVAVAX
Novavax Inc. is committed to leading the global fight against infectious disease by creating novel, highly potent vaccines that are safer and more effective than current preventive options. Using the company’s proprietary virus-like particle (VLP) and Novasome® adjuvant technologies, Novavax is developing vaccines to protect against H5N1 pandemic influenza, seasonal flu and other viral diseases. Novavax’s particulate vaccines closely match disease-causing viruses while lacking the genetic material to cause disease, which provides potential for greater immune protection at lower doses than current vaccines. With an exclusive portable manufacturing system that allows for rapid mass-production of vaccines, Novavax is uniquely positioned to meet global public health needs.
FORWARD-LOOKING STATEMENTS
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding product sales, operating expenses, and clinical developments are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including uncertainty regarding the effect or outcome of the Company’s decision to sell the assets and supply agreement related to Estrasorb, the human capital and other costs Novavax will incur to exit the manufacturing facility, the diversion of management’s attention while managing the exit of the facility, the length of time required to finish the lots and close down the facility and continued acceptance of Estrasorb in the marketplace. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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